SECOND ALLONGE TO
CONVERTIBLE
PROMISSORY NOTE
DATED FEBRUARY 28, 2006

This Second Allonge (the “Second Allonge”) dated as of July 26, 2007, attached to and forming a part of the Convertible Promissory Note, dated February 28, 2006 (collectively, the “Note”), made by ECOLOGY COATINGS, INC., a California corporation (the “Company”), payable to the order of CHRIS L. MARQUEZ (the “Holder”), in the original principal amount of $300,000.

1.           The first paragraph of the Note is hereby amended and restated in its entirety as follows:

FOR VALUE RECEIVED, ECOLOGY COATINGS, INC., a California corporation (“Company”), promises to pay to Chris L. Marquez (“Holder”) or his registered assigns, in lawful money of the United States of America the principal sum of ONE HUNDRED FIFTY THOUSAND Dollars ($150,000), or such lesser amount as shall be equal to the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (the “Note”) on the unpaid principal balance at a rate equal to fifteen percent (15%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) December 31, 2007 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof. This Note is one of a duly authorized series of Convertible Promissory Notes of the Company that may be issued by the Company from time to time of like tenor and effect (except for such variation as may be necessary to express the name of the payee, the number, the date, and the principal amount of each note) each dated on or after February 28, 2006 (the “Bridge Notes”).

2.           In all other respects, the Note is confirmed, ratified, and approved and, as amended by this Second Allonge, shall continue in full force and effect.

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IN WITNESS WHEREOF, the Company and Holder have caused this Second Allonge to be executed and delivered as of the date and year first above written.

ECOLOGY COATINGS, INC.

By:  /s/ Adam S. Tracy
Adam S. Tracy, Esq.
Its:           Vice President

Accepted and agreed to:

/s/ Chris L Marquez
CHRIS L. MARQUEZ